                                 (Face of Note)                    EXHIBIT 4.04
                                       Form of
             10 1/2% Series B Senior Subordinated Discount Notes Due 2007

    FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $______, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $______, THE ISSUE DATE IS JUNE 17, 1997 AND THE YIELD TO MATURITY IS 10 1/2% PER ANNUM.

No. 1                                                            $
Cusip No.

                            FALCON BUILDING PRODUCTS, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of:

Dollars on June 15, 2007

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:
                                       FALCON BUILDING PRODUCTS, INC.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:


     This is one of the Global
     Notes referred to in the
     within-mentioned Indenture:

     HARRIS TRUST AND SAVINGS BANK,
     as Trustee


     By:
        ----------------------------
      Name:
      Title:

                                    (Back of Note)

             10 1/2% Series B Senior Subordinated Discount Notes Due 2007

    Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1. INTEREST. Falcon Building Products, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 1/2% per annum from June 15, 2002 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. No interest will accrue on the Notes until June 15, 2002 (the "Full Accretion Date"). Until the Full Accretion Date, no interest on the Notes will accrue, but the Accreted Value will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on the Full Accretion date. The initial Accreted Value per $1,000 principal amount of Notes will be $______. Beginning on June 15, 2002, interest on the Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semi-annually, in arrears, on June 15 and December 15, commencing on December 15, 2002 to Holders of record on the immediately preceding June 1 and December 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next proceeding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    3. PAYING AGENT AND REGISTRAR. Initially, Harris Trust and Savings Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

    4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 17, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-777bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $169.317 million in aggregate principal amount.

    5.   OPTIONAL REDEMPTION

    (a) Except as described in paragraphs (b) and (c) below, the Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below.

          Year                            Percentage

          2002 . . . . . . . . . . . . . . 105.250%
          2003. . . . . . . . . . . . . . .103.500%
          2004. . . . . . . . . . . . . . .101.750%
          2005 and thereafter . . . . . . .100.000%

     (b) In addition, at any time and from time to time, prior to June 15, 2000, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount at maturity of Notes at a redemption price of 110.5% of the Accreted Value thereof

(determined at the redemption date), plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; PROVIDED that at least 65% of the aggregate principal amount at maturity of Notes remain outstanding immediately after the occurrence of each such redemption; and PROVIDED, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

     (c) At any time on or prior to June 15, 2002, the Notes may be redeemed as whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of, and Liquidated Damages, if any, to, the redemption date.

     6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER

     (a) Upon the occurrence of a Change of Control, unless all Notes have been called for redemption pursuant paragraph 5(c) above, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, if such Change of Control Offer occurs prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any).

     (b) If the Company or any Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in Section 4.10 of the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "EXCESS PROCEEDS "OFFER") to purchase Notes at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (or, if such Exceeds Proceeds Offer is prior to the Full Accretion Date, 100% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any). If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Excess Proceeds Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 and Section 4.10 of the Indenture, as applicable.

     (c) If the Company consummates a Subsidiary Distribution, the Company will be required, to offer (a "Subsidiary Distribution Offer") to purchase a portion of the Notes pursuant to Section 1.01 of the Indenture, at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued interest and Liquidated Damages thereon, if any (or, if such Subsidiary Distribution Offer is prior to the Full Accretion Date, 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any). If the Company is not required to purchase all of the Notes tendered pursuant to a Subsidiary Distribution Offer, the Company shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture); (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture);

(c) failure by the Company for 30 days after notice to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million; (f) the failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding Notes will become due and payable without futher action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the applicable Trustee in its exercise of any trust or power. The may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of June 17, 1997, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                    Falcon Building Products, Inc.
                    Two North Riverside Plaza, Suite 1100
                    Chicago, Illinois 60606
                    Telecopier No.:  (312) 906-8402
                    Attention:    Gus Athas

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer Note to

-------------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
     -------------------
                             Your Signature:
                                            -----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee.

                        OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture or pursuant to a Subsidiary Distribution Offer check the box below:

            / /  Section 4.10                    / / Section 4.15

            / /  Subsidiary Distribution Offer

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture or pursuant to a Subsidiary Distribution Offer, state the amount you elect to have purchased: $__________

Date:
     -------------------
                             Your Signature:
                                            -----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)

                             Tax Identification No.:
                                                    ---------------------------

Signature Guarantee.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                     Principal Amount of          Signature of
                    Amount of decrease in   Amount of increase in      this Global Note       authorized officer of
                     Principal Amount of     Principal Amount of    following such decrease      Trustee or Note
Date of Exchange     this Global Note        this Global Note           (or increase)               Custodian
----------------    ---------------------   ---------------------   -----------------------   ---------------------
